Exhibit 10.5

NONQUALIFIED DEFERRED COMPENSATION PLAN

ADOPTION AGREEMENT

The Plan Sponsor named below hereby establishes a Nonqualified Deferred Compensation Plan for Eligible Individuals as provided in this Adoption Agreement and the Basic Plan Document.

I.	Plan Sponsor Information

(a)	Name and Address of Plan Sponsor:

PyraMax Bank

7001 W. Edgerton Greenfield WI 53220

(b)	Plan Name:

PyraMax Bank FSB NQDC

(c)	Telephone Number: 414.235.5204

(d)	Tax ID Number: 39-0624390

Name of Plan: PyraMax Bank FSB N’QDC

(e)	Tax Year End: 12/31

II.	Definitions

(a)	Compensation Shall mean (select one or more):

(i)	☑	Regular Salary

(ii)	☑	Bonuses

(iii)	☐	Commissions

(iv)	☐	Performance-Based Compensation

(v)	☑	Director Fees

(b)	Disability

(i)	Distributable Event (select one):

(1) ☑	Disability shall be a Distributable Event under the Plan.
(2) ☐	Disability shall not be a Distributable Event under the Plan.

(ii)	Definition: A Participant shall be disabled if the Participant (select one or more, if applicable):

(1) ☐	is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months;

(2) ☐	is by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s Plan Sponsor;

(3) ☐	is determined to be disabled in accordance with a disability insurance program that applies a definition of disability that complies with the requirements of (1) or (2) above;

(4) ☑	is determined to be disabled by the Social Security Administration or Railroad Retirement Board.

(c)

Domestic Partner Shall mean an individual whose domestic partnership with a Participant has been registered with the Plan Sponsor, if required under the policies and procedures established by the Plan Sponsor, and is (select one):

(i)	☑	An individual over age 18 in a committed relationship with the Participant which relationship includes the following characteristics: the parties have shared the same regular and permanent residence for at least six (6) months; neither party is legally married to any other person; the parties have no blood relationship that would preclude marriage both parties have attained the age of legal majority in their state of residence; and the parties are financially interdependent.

(i)	☐	An individual who satisfies the following criteria:

(ii)	☐	The Plan does not recognize Domestic Partners.

(d)	Interim Distribution Date Shall mean (select one):

(i)	☐	The first day of the Taxable Year in which falls the date that is three (3), five (5) or ten (10) years beginning after the Taxable Year in which the services giving rise to the earliest Compensation Deferrals and/or Matching or Discretionary Credits subject to the Interim Distribution Date are to be performed, as selected by the Participant, upon which a distribution shall be made in accordance with Section 6.9 of the Plan document.

(ii)	☐	The first day of the Taxable Year in which falls the date that is (may be three (3) or greater), (must be five (5) or greater, and must be greater than the number set forth in the immediately preceding blank line), or (must be five (5) or greater, and must be greater than the number set forth in the immediately preceding blank line) years beginning after the Taxable Year in which the services giving rise to the earliest Compensation Deferrals and/or Matching or Discretionary Credits subject to the Interim Distribution Date are to be performed, as selected by the Participant, upon which a distribution shall be made in accordance with Section 6.9 of the Plan document. (For example, if the Plan Sponsor selects 3, 6 and 10 years above, a Participant who defers Compensation otherwise payable in 2015 may elect to have an Interim Distribution Date with respect to such deferral that is January 1, 2018, January 1, 2021 or January 1, 2025.)

(e)	De Minimis Distributions (select one):

(i)	☐	The Plan Sponsor shall not make De Minimis Distributions.

(ii)	☐	The Plan Sponsor shall make De Minimis Distributions, and, notwithstanding the Participant’s election regarding the Separation from Service Payment, the Plan Sponsor shall pay the Participant’s benefit in a single lump sum payment, provided that:

(1)	the payment accompanies the termination and liquidation of the entirety of the Participant’s interest in the Plan and all Aggregated Plans, and

(2)	the payment is not greater than (select one):

(A)	☐ $ (select an amount no greater than the current applicable dollar limit under Code section 402(g)(1)(8)) ($18,000 for 2015) (the “Applicable Dollar Limit”)), or

(B) ☑	The Applicable Dollar Limit, as adjusted, for the Taxable Year in which the payment occurs.

(f)	Effective Date This is a (select one):

(i) ☐	New Plan. The effective date of this new Plan is __________________________
(ii) ☑	Restatement of an existing Plan. The Plan was originally effective as of 01/01/2012 The effective date of this restated Plan document and Adoption Agreement is 01/01/2016. This restated Plan document and Adoption Agreement apply to all amounts (select 1 or 2 and, if applicable, 3)

(1) ☐	deferred in taxable years beginning after An amount is considered deferred as of any date for purposes of this Section if the Participant has a legally binding right to be paid the amount and the right to the amount is earned and vested.

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(2) ☐
(3) ☐	Notwithstanding the foregoing, this restated Plan document and Adoption Agreement will not apply to the following amounts (describe, if applicable): ____________________________________

III.	Eligibility

The Plan is intended to be “a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of §§201(2) and 301(a)(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”). The Plan Sponsor should consult with counsel regarding eligibility under the “select group” standard.

An individual shall be an Eligible Individual as follows (select one or more):

(a) ☑	If he or she is designated as an Eligible Individual by resolution of the Board of the Plan Sponsor.

(b) ☐	If he or she is designated, in writing, as an Eligible Individual by the Plan Administrator. The Plan Administrator will not vote or act on any matter regarding eligibility that relates solely to himself or herself.

(a) ☐	If he or she occupies one of the following positions:

(b) ☑	If his or her Compensation for a Taxable Year is expected to be greater than $120,000

(c) ☐	If he or she is an Eligible Individual, as defined in Ill (a), (b) (c) or (d) above, of an Additional Adopting Plan Sponsor as listed on Exhibit A attached to this Adoption Agreement and is otherwise defined as an Eligible Individual under the Plan.

IV.	Compensation Deferrals (select one or more):

(a) ☐	A Participant’s Compensation Deferrals with respect to a Taxable Year shall be limited to a minimum of (select one or more):

(i)	☐ _____________________ % of a Participant’s Regular Salary

(ii)	☐ _____________________ % of a Participant’s Bonus

(iii)	☐ _____________________ % of a Participant’s Commission

(iv)	☐ _____________________ % of a Participant’s Performance-Based Compensation

(v)	☐ _____________________ % of a Participant’s Director’s Fees

(b) ☐	A Participant’s Compensation Deferrals with respect to a Taxable Year shall be limited to a maximum of (select one or more):

(i)	☑ _______100___________ % of a Participant’s Regular Salary

(ii)	☑ _______100___________ % of a Participant’s Bonus

(iii)	☑ _______100___________ % of a Participant’s Commission

(iv)	☐ _____________________ % of a Participant’s Performance-Based Compensation

(v)	☑ _______100___________ % of a Participant’s Director’s Fees

(c) ☐	Participant’s Compensation Deferrals with respect to a Taxable Year shall be limited to a minimum of (select one or more):

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(i)	☐ _____________________ % of a Participant’s Regular Salary

(ii)	☐ _____________________ % of a Participant’s Bonus

(iii)	☐ _____________________ % of a Participant’s Commission

(iv)	☐ _____________________ % of a Participant’s Performance-Based Compensation

(v)	☐ _____________________ % of a Participant’s Director’s Fees

(d) ☐	A Participant’s Compensation Deferrals with respect to a Taxable Year shall be limited to a maximum of (select one or more):

(i)	☐ _____________________ % of a Participant’s Regular Salary

(ii)	☐ _____________________ % of a Participant’s Bonus

(iii)	☐ _____________________ % of a Participant’s Commission

(iv)	☐ _____________________ % of a Participant’s Performance-Based Compensation

(v)	☐ _____________________ % of a Participant’s Director’s Fees

(e)	A Participant’s Compensation Deferral election (select one):

(i)	☐ will
(ii)	☐ will not

evergreen (or carry over) to subsequent Taxable Years. (If a Participant’s Compensation Deferral election does not evergreen, or carryover, to a subsequent Taxable Year, the Participant will be deemed to have elected not to defer Compensation during a subsequent Taxable Year unless the Participant submits, in accordance with the terms of the Plan and Code §409A, an affirmative Compensation Deferral election for each upcoming Taxable Year.)

V.	Matching Credits

(a)	Matching Credits shall be determined in accordance with one or more of the following methods (select one or more):

(i) ☐	The Plan Sponsor shall credit to the Account of each Participant % of such Participant’s Compensation Deferrals. Matching Credits shall be made based on Compensation Deferrals made each (select one):

(1)	☐ Pay Period

(2)	☐ Taxable Year

(3)	☐ Other (specify) _______________________________

(ii)	The Plan Sponsor shall credit to the Account of each Participant % of such Participant’s Compensation Deferrals that do not exceed % the Participant’s Compensation, plus % of the Participant’s Compensation Deferrals that exceed _____% of such Participant’s Compensation but do not exceed _____% of the Participant’s Compensation. Matching Credits shall be made based on Compensation Deferrals made each (select one):

(1)	Pay Period
(2)	Taxable Year
(3)	Other (specify) _______________________________

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(iii)	☐ The Plan Sponsor shall credit to the Account of each Participant an annual Matching Credit equal to (a) the matching contribution amount (if any) which the Plan Sponsor would have contributed under the Participant’s qualified plan account or accounts for the Taxable Year were the Plan Sponsor not prohibited under applicable law (including due to Code, including ACP testing, limits) from making such a matching contribution under the qualified plan, minus (b) the matching contribution the Plan Sponsor actually contributed under the Participant’s qualified plan account or accounts for the Taxable Year. Notwithstanding the preceding, a Participant will receive an annual Matching Credit under this Plan for a Taxable Year only if the Participant has made the maximum salary reduction contributions permitted under the qualified plan during the applicable Taxable Year.

(iv)	☐An amount determined and made at a time in the discretion of the Plan Sponsor.

(v)	☑ The Plan does not offer Matching Credits.

(b)	Limitations on Matching Credits.

(i)	☐ The Matching Credit shall not exceed $ for any Participant.

(ii)	☐ The Plan Sponsor shall not provide a Matching Credit for any Compensation Deferral in excess of % of the Participant’s Compensation.

(c)	Eligibility for Matching Credit (select one or more) (As noted above, if the Plan Sponsor elects to make Matching Credits in accordance with (a)(iii), a Participant will be eligible for an annual Matching Credit only if the Participant has made the maximum salary reduction contributions permitted under the Plan Sponsor’s qualified plan during the applicable Taxable Year):

(i)	☐ All Participants who have completed at least _____ Hours of Employment during the Taxable Year. The term

“Hours of Employment” is defined as:

(ii)	☐ All Participants employed on the last day of a Taxable Year.

(iii)	☐ All Participants who satisfy the following conditions:

(iv)	☑ No eligibility conditions. All Participants who make Compensation Deferrals are eligible for Matching Credits.

VI.	Discretionary Credits

(a)	Amount of Discretionary Credit (select one):

(i)	☑ An amount determined at the discretion of Plan Sponsor, which need not be uniform as to Participants.

(ii)	☐ An amount determined by the following formula:

(iii)	An amount equal to (a) the non-matching contribution amount (if any) which the Plan Sponsor would have contributed under the Participant’s qualified plan account or accounts for the Taxable Year were the Plan Sponsor not prohibited under applicable law (including due to Code limits) from making such a contribution under the qualified plan, minus (b) the non-matching contribution the Plan Sponsor actually contributed under the Participant’s qualified plan account or accounts for the Taxable Year.

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(iv) ☐ The Plan does not offer Discretionary Credits.

(b)	Eligibility for Discretionary Credit (select one or more):

(i)	☐

All Participants who have completed at least _______ Hours of Employment during the Taxable Year. (The term “Hours of Employment” must be defined as defined above. If no Matching Contributions are provided, or “Hours of Employment” are not an eligibility requirement for Matching Contributions, the term “Hours of Employment” is defined as: ___________________________________

(ii)	☐	All Participants employed on the last day of a Taxable Year.

(ii)	☐	All Participants who satisfy the following conditions:

(iv)	☐	No eligibility conditions. All Participants who are Eligible Individuals of the Plan Sponsor during the Taxable Year are eligible for Discretionary Credits.

VH.	Vesting and Forfeitures (select one or more):

(a)	☐	A Participant’s entire Account shall be 100% vested at all times.

(b)	☐

A Participant’s vesting schedule can be accelerated at the discretion of the Plan Administrator if such a change in vesting schedule is in writing. The Plan Administrator will not vote or act on any matter regarding Vesting and Forfeitures that relates solely to himself or herself.

(c)	☑

The Participant shall at all times be one-hundred percent (100%) vested in his or her Compensation Deferrals, as well as in any hypothetical appreciation (or depreciation) specifically attributable to such Compensation Deferrals due to Investment Credits and Debits. The Participant shall vest in Matching Credits and/or Discretionary Credits, as well as in any hypothetical appreciation (or depreciation) specifically attributable to such amounts due to Investment Credits and Debits, pursuant to the vesting schedule shown below.

Years of Service	Vesting Percentage
1	20%
2	40%
3	60%
4	80%
5	100%

For purposes of the above schedule, a Participant shall earn a “Year of Service” as follows:

The Vesting Schedule specified above applies (select one):

☐	separately to each Class Year Account of a Participant

☐	the entire Plan Account of a Participant.

(d) ☑ A Participant’s entire Account shall become 100% vested upon (select one or more):

(i)    ☑ The Participant’s death while employed

(ii)   ☑ The Participant’s Disability while employed.

(iii)  ☐ The Participant’s attainment of age _____ while employed.

(iv)  ☑ A Plan Termination Following a Change in Control Event, if applicable.

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(i)	☐ A Conflict of Interest Divestiture.

(ii)	☐ The Participant’s involuntary Separation from Service Without Good Cause by the Plan Sponsor.

(e)	☐

A Participant who is otherwise vested in accordance with this Section VII shall nevertheless forfeit his or her vested Account (other than Compensation Deferrals and any hypothetical appreciation or depreciation specifically attributable to such Compensation Deferrals) under the following circumstances {please specify):

(f)

Any forfeitures under the Plan shall be credited to the Account of each Participant other than the Participant whose Account generated the forfeiture in the same proportion that each such Participant’s Account as of the end of the Taxable Year in which the forfeiture occurred bears to the Accounts of all such Participants as of the same date.

VIII. Delay in Payment (select one or more):

An amount otherwise required to be paid under the Plan shall be delayed if the payment

(a)	☐ Is subject to Code §162(m).

(b)	☐ Violates federal securities laws or certain other applicable law.

IX. Change in Control Event

(a)	A Change in Control Event shall be defined as (election applies only to Plan Sponsors that are corporations; select one or more):

(i)	☑ Change in Ownership of the Corporation.

(ii)	☑ A Change in the Effective Control of the Corporation.

(iii)	☐ A Change in Ownership of a Substantial Portion of a Corporation’s Assets.

(b)	The occurrence of a Change in Control Event shall (select one):

(i)	☐ not, under any circumstances, including the discretion of the Plan Sponsor, constitute a Plan Termination Following a Change in Control Event.

(ii)	☐ constitute a Plan Termination Following a Change Control Event.

(iii)	☑ may constitute a Plan Termination Following a Change in Control Event, at the discretion of the Plan Sponsor, within 12 months of a Change in Control Event.

X. Distribution Elections

(a)	A Participant’s election of the form and timing of payment of his or her benefit under the Plan applies (select one):

(i) ☐ separately to each vested Class Year Account

(ii) ☐ to his or her entire vested Account.

(b) If a Participant may submit a new form and timing of payment election for each Class Year Account, a Participant’s form and timing of payment election (select one):

(i) ☐ will

(ii) ☑ will not

evergreen (or carry over) to apply to subsequent Class Year Accounts.

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(c)	For purposes of Section 6.3 of the Plan, Normal Retirement Age means Age ________

XI.	Signatures

This Nonqualified Deferred Compensation Plan, including this Adoption Agreement, has been designed to permit Participants to defer Federal and state income tax on amounts credited to their Accounts until a later Taxable Year. The Plan Sponsor adopting this Plan should consult with tax counsel regarding the consequences of adopting this Plan to both the Plan Sponsor and Participants and the effect an amendment or restatement of an existing plan using this Plan Document may have, if any, under Code §409A. Registration of interests under this Nonqualified Deferred Compensation Plan may be required under securities law. Independent legal counsel should be consulted with respect to securities law issues. By executing this Adoption Agreement, the Plan Sponsor acknowledges that no representations or warranties as to the legal consequences (including the tax and securities law consequences) to the Plan Sponsor and Participants of the operation of this Plan have been made by the entity that has provided this Plan document and Adoption Agreement.

The Plan and this accompanying Adoption Agreement were adopted by the Plan Sponsor the 1st day of January, 2016.

Executed for the Plan Sponsor by: Monica Baker

Title of Individual: Chief Brand Officer

Signature: /s/ Monica Baker

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EXHIBIT A

ADDITIONAL ADOPTING PLAN SPONSORS

In accordance with paragraph 1.33 of the Basic Plan Document, the Plan Sponsor has consented to allow the following entities to participate in the Plan:

1.

2.

3.

4.

5.

6.

7.

8.

9.

10.

NONQUALIFIED DEFERRED COMPENSATION PLAN

BASIC PLAN DOCUMENT

April 2015

TABLE OF CONTENTS

PREAMBLE		1

ARTICLE I

DEFINITIONS		2
1.1	Account	2
1.2	Adoption Agreement	2
1.3	Affiliate	2
1.4	Aggregated Plan	2
1.5	Beneficiary	2
1.6	Benefit Benchmarks	2
1.7	Board	2
1.8	Change in Control Event	2
1.9	Class Year Account	4
1.10	Code	4
1.11	Commissions	4
1.12	Compensation	4
1.13	Compensation Deferral Agreement	5
1.14	Compensation Deferrals	5
1.15	Conflict of Interest Divestiture	5
1.16	Corporate Dissolution	5
1.17	De Minimis Distribution	5
1.18	Disability	5
1.19	Distributable Event	5
1.20	Domestic Partner	5
1.21	Domestic Relations Order	5
1.22	Effective Date	5
1.23	Eligible Individual	5
1.24	ERISA	5
1.25	Income Inclusion Under Code § 409A	5
1.26	Interim Distribution Date	5
1.27	Investment Commissions	5
1.28	Investment Credits and Debits	6
1.29	Nonqualified Deferred Compensation Plan	6
1.30	Normal Retirement Age	6
1.31	Participant	6
1.32	Performance-Based Compensation	6
1.33	Plan	6
1.34	Plan Administrator	6
1.35	Plan Sponsor	7
1.36	Plan Termination Following a Change in Control Event	7
1.37	Plan Termination Following a Corporate Dissolution	7
1.38	Plan Termination in Connection with Termination of Certain Similar Arrangements	7
1.39	Regular Salary	7
1.40	Sales Commissions	7
1.41	Separation from Service	7
1.42	Specified Employee	8

1.43	Spouse	8
1.44	Taxable Year	8
1.45	Trust	8
1.46	Trustee	9
1.47	Unforeseeable Emergency	9
1.48	Valuation Date	9
1.49	Without Good Cause	9

ARTICLE II

ELIGIBILITY AND PARTICIPATION		10
2.1	Eligibility	10
2.2	Participation	10
2.3	Compensation Deferral Agreement	10
2.4	Matching Credits and Discretionary Credits	11
2.5	Establishing a Reserve for Plan Liabilities	11

ARTICLE III

PARTICIPANT ACCOUNTS AND REPORTS		12
3.1	Establishment of Accounts	12
3.2	Account Maintenance	12
3.3	Investment Credits and Debits	12
3.4	Participant Statements	13

ARTICLE IV

WITHHOLDING OF TAXES		13
4.1	Withholding from Compensation	13
4.2	Withholding from Benefit Distributions	13

ARTICLE V

VESTING		13
5.1	Vesting	13

ARTICLE VI

PAYMENTS		14
6.1	Benefits	14
6.2	Timing of Distribution Elections	14
6.3	Separation from Service Payment	15
6.4	Conflict of Interest Divestiture	15
6.5	Death Benefit	15
6.6	Disability Benefit	15
6.7	Domestic Relations Order Payment	15
6.8	Unforeseeable Emergency Distribution	16
6.9	Election to Receive Interim Distributions	16
6.10	Payment upon Income Inclusion Under § 409A	16
6.11	Permissible Delay in Payments	16
6.12	Beneficiary Designation	17
6.13	Claims Procedure	17

ARTICLE VII

CANCELLATION OF DEFERRALS		20
7.1	Unforeseeable Emergency	20

ARTICLE VIII

PLAN ADMINISTRATION		20
8.1	Appointment	20
8.2	Duties of Plan Administrator	20
8.3	Plan Sponsor	20
8.4	Administrative Fees and Expenses	20
8.5	Plan Administration and Interpretation	20
8.6	Powers, Duties, Procedures	21
8.7	Information	21
8.8	Indemnification of Plan Administrator	21
8.9	Plan Administration Following a Change in Control Event	21

ARTICLE IX

TRUST FUND		22
9.1	Trust	22
9.2	Unfunded Plan	22
9.3	Assignment and Alienation	22

ARTICLE X

AMENDMENT AND PLAN TERMINATION		22
10.1	Amendment	22
10.2	Plan Termination	22
10.3	Plan Termination Following a Change in Control Event	23
10.4	Plan Termination Following a Corporate Dissolution	23
10.5	Plan Termination in Connection with Termination of Certain Similar Arrangements	23
10.6	Effect of Payment	24

ARTICLE XI

MISCELLANEOUS		24
11.1	Total Agreement	24
11.2	Employment Rights	24
11.3	Non-Assignability	24
11.4	Binding Agreement	24
11.5	Receipt and Release	24
11.6	Furnishing Information	24
11.7	Compliance with Code § 409A	25
11.8	Insurance	25
11.9	Governing Law	25
11.10	Headings and Subheadings	25

PREAMBLE

The Plan Sponsor, by executing the Nonqualified Deferred Compensation Plan Adoption Agreement, hereby establishes or amends an unfunded Nonqualified Deferred Compensation Plan for a select group of management or highly compensated Eligible Individuals. Under the terms of the Plan, Eligible Individuals may elect to defer receipt of their Compensation to a later Taxable Year.

Participants shall have no right, either directly or indirectly, to anticipate, sell, assign or otherwise transfer any benefit accrued under the Plan. In addition, no Participant shall have any interest in any assets set aside as a source of funds to satisfy benefit obligations under the Plan. Participants shall have the status of general unsecured creditors of the Plan Sponsor, and the Plan shall constitute an unsecured promise by the Plan Sponsor to make benefit payments in the future.

The Plan is intended to be “a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA §§201(2) and 301(a)(3), is intended to comply with the requirements of Code §409A and the regulations and binding guidance issued thereunder to avoid adverse tax consequences and shall be interpreted and administered to the extent possible in a manner consistent with that intent.

ARTICLE I

DEFINITIONS

1.1	Account The bookkeeping account established for each Participant to record his or her benefit under the Plan.

1.2	Adoption Agreement The written instrument by which the Plan Sponsor establishes or amends a Nonqualified Deferred Compensation Plan for Eligible Individuals.

1.3	Affiliate Any corporation or business entity that would be considered a single employer with the Plan Sponsor pursuant to Code §§ 414(b) or 414(c).

1.4	Aggregated Plan A nonqualified deferred compensation plan that is required to be aggregated and treated with the Plan as a single plan under Code § 409A.

1.5

Beneficiary An individual, individuals, trust or other entity designated by the Participant to receive his or her benefit in the event of the Participant’s death. If more than one Beneficiary survives the Participant, the Participant’s benefit shall be divided equally among all such Beneficiaries, unless otherwise provided in the Beneficiary Designation form. Nothing herein shall prevent the Participant from designating primary and contingent Beneficiaries.

1.6	Benefit Benchmarks Hypothetical investment funds or benchmarks made available to Participants by the Plan Administrator for purposes of valuing benefits under the Plan.

1.7	Board The Board of Directors of the Plan Sponsor identified in Section I of the Adoption Agreement, or similar governing body if such Plan Sponsor has no Board of Directors.

1.8

Change in Control Event A Change in Ownership, Change in Effective Control or Change in Ownership of a Substantial Portion of Assets, as elected by the Plan Sponsor in the Adoption Agreement, of a corporation identified in Section 1.8(e).

(a)	Change in Effective Control of the Corporation

(i)	Notwithstanding that a corporation has not undergone a Change in Ownership, a Change in Effective Control occurs on the date that either:

(1)

any one person or Persons Acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or Persons Acting as a Group) ownership of stock of the corporation possessing 30 percent or more of the total voting power of the stock of such corporation; or

(2)

a majority of members of the corporation’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation’s board of directors prior to the date of the appointment or election, provided that for purposes of this Section 1.8(a)(i)(2) the term corporation refers solely to the relevant corporation identified in Section 1.8(e) for which no other corporation is a majority shareholder for purposes of that section.

In the absence of an event described in Section 1.8(a)(i)(1) or Section 1.8(a)(i)(2) a Change in Effective Control will not have occurred.

(ii)

A Change in Effective Control may occur in any transaction in which either of the two corporations involved in the transaction has a Change in Ownership or a Change in Ownership of a Substantial Portion of Assets.

(iii)

If any one person or Persons Acting as a Group, is considered to effectively control a corporation (within the meaning of this Section 1.8(a)), the acquisition of additional control of the corporation by the same person or Persons Acting as a Group is not considered to cause a Change in Effective Control (or to cause a Change in Ownership within the meaning of Section 1.8(b)).

(b)

Change in the Ownership of the Corporation. A Change in Ownership occurs on the date that any one person or Persons Acting as a Group, acquires ownership of stock of the corporation that, together with stock held by such person or Persons Acting as a Group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of such corporation. However, if any one person or Persons Acting as a Group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of a corporation, the acquisition of additional stock by the same person or Persons Acting as a Group is not considered to cause a Change in Ownership (or to cause a Change in Effective Control). An increase in the percentage of stock owned by any one person or Persons Acting as a Group, as a result of a transaction in which the corporation acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of a Change in Ownership. A Change in Ownership applies only when there is a transfer of stock of a corporation (or issuance of stock of a corporation) and stock in such corporation remains outstanding after the transaction.

(c)	Change in the Ownership of a Substantial Portion of a Corporation’s Assets

(i)

A Change in Ownership of a Substantial Portion of Assets occurs on the date that any one person or Persons Acting as a Group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or Persons Acting as a Group) assets from the corporation that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(ii)

There is no Change in Ownership of a Substantial Portion of Assets when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer, as provided in this Section 1.8(c)(ii). A transfer of assets by a corporation is not treated as a change in the ownership of such assets if the assets are transferred to:

(1)	a shareholder of the corporation (immediately before the asset transfer) in exchange for or with respect to its stock;

(2)	an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the corporation;

(3)	a person or Persons Acting as a Group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the corporation; or

(4)	an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in Section 1.8(c)(ii)(c.).

For purposes of this Section 1.8(c)(ii) and except as otherwise provided, a person’s status is determined immediately after the transfer of the assets.

(d)	Persons Acting as a Group

(i)

With regards to Change in the Ownership, persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock or similar business transaction with the corporation. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(ii)

With regards to Change in Effective Control, persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock or similar business transaction with the corporation. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(iii)

With regards to Change in Ownership of a Substantial Portion of Assets, persons will not be considered to be acting as a group solely because they purchase assets of the same corporation at the same time. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets or similar business transaction with the corporation. If a person, including an entity shareholder owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only to the extent of the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(e)	To constitute a Change in Control Event as to a Participant, the Change in Control Event must relate to:

(i)	the corporation with respect to which the Participant is an Eligible Individual at the time of the Change in Control Event;

(ii)

the corporation that is liable for the payment of the Account (or all corporations liable for the payment if more than one corporation is liable) but only if either the Participant’s benefits under the Plan are attributable to the performance of services by the Participant for such corporation (or corporations) or there is a bona fide business purpose for such corporation or corporations to be liable for such payment and, in either case, no significant purpose in making such corporation or corporations liable for such payment is the avoidance of Federal income tax; or

(iii)

a corporation that is a majority shareholder of a corporation identified in Sections 1.8(e)(i) or 1.8(e)(ii), or any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in a corporation identified in Section 1.8(e)(i) or Section 1.8(e)(ii). With regard to a relevant corporation, a majority shareholder is a shareholder owning more than 50% of the total fair market value and total voting power of such corporation.

(f)

Stock Ownership. For the purposes of this Section 1.8, ownership of stock will be determined by the application of Code §318(a). Stock underlying a vested option is considered owned by the individual who holds the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option). For purposes of the preceding sentence, however, if a vested option is exercisable for stock that is not substantially vested (as defined by Treasury Regulation §§ 1.83-3(b) and (j)), the stock underlying the option is not treated as owned by the individual who holds the option. In addition, mutual and cooperative corporations are treated as having stock for purposes of this Section 1.8(f).

1.9

Class Year Account Shall mean the balance credited to a Participant’s or Beneficiary’s Account for a Taxable Year, including the Participant’s Compensation Deferrals relating to Compensation paid for services performed during the Plan Year, Matching Credits earned for services performed during the Taxable Year (if elected by the Plan Sponsor in the Adoption Agreement), Discretionary Credits earned for services performed during the Taxable Year (if elected by the Plan Sponsor in the Adoption Agreement), and Investment Debits and Credits allocable to the Class Year Account (as determined by the Plan Sponsor, in its discretion).

1.10

Code The Internal Revenue Code of 1986, as amended from time to time Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

1.11	Commissions Shall mean both Investment Commissions and Sales Commissions.

1.12	Compensation Shall mean a Participant’s Regular Salary, bonuses, Commissions, Performance-Based Compensation, and director fees, as elected by the Plan Sponsor in the Adoption Agreement.

1.13

Compensation Deferral Agreement The written agreement between an Eligible Individual and the Plan Sponsor to defer receipt by the Eligible Individual of Compensation. Such agreement shall state the deferral amount or percentage of Compensation to be withheld from the Eligible Individual’s Compensation and shall state the date on which the agreement is effective, as provided at Section 2.3.

1.14	Compensation Deferrals That portion of a Participant’s Compensation which is deferred under the terms of this Plan.

1.15	Conflict of Interest Divestiture Shall have the meaning set forth in Section 6.4.

1.16	Corporate Dissolution A corporate dissolution taxed pursuant to Code §331 or with the approval of a bankruptcy court pursuant to section 503(b)(1)(A) of title 11, United States Code.

1.17	De Minimis Distribution Shall have the meaning elected by the Plan Sponsor in the Adoption Agreement.

1.18	Disability Shall have the meaning elected by the Plan Sponsor in the Adoption Agreement.

1.19

Distributable Event The events entitling a Participant or Beneficiary to a payment of benefits under the Plan, which shall be: Separation from Service; death; Disability, if applicable; the occurrence of an Interim Distribution Date; the occurrence of an Unforeseeable Emergency; Plan Termination Following

a Change of Control Event, if applicable; Plan Termination Following a Corporate Dissolution; Plan Termination in Connection with Termination of Certain Similar Arrangements; Conflict of Interest Divestiture; Domestic Relations Order; and Income Inclusion Under Code § 409A.

1.20

Domestic Partner Shall have the meaning elected by the Plan Sponsor in the Adoption Agreement. The Plan Administrator in its sole discretion shall determine whether an individual meets the requirements of a Domestic Partner and shall have the right to request documentary proof of the existence of a Domestic Partner relationship, which proof may include, but is not limited to, a joint checking account, a joint mortgage or lease, driver’s licenses showing the same address, the registration of a domestic partnership or civil union in states that recognize such relationships or such other proof as the Plan Administrator may determine.

1.21

Domestic Relations Order Any judgment, decree or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments or marital property rights to a Spouse, former Spouse, child or other dependent of a Participant and is made pursuant to a State domestic relations law (including a community property law).

1.22	Effective Date The date as of which the Plan becomes effective or is amended, as selected in the Adoption Agreement.

1.23

Eligible Individual Any common-law employee, independent contractor or non- employee director who provides services to the Plan Sponsor and is designated by the Plan Sponsor as eligible to participate in the Plan in accordance with Section 2.1. Only those individuals who are part of a select group of management or highly compensated individuals, as determined by the Plan Sponsor in its sole discretion, may be designated as Eligible Individuals under the Plan.

1.24

ERISA The Employee Retirement Income Security Act of 1974, as amended. Reference to any section or subsection of ERISA includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

1.25	Income Inclusion Under Code § 409A Shall have the meaning set forth in Section 6.10.

1.26	Interim Distribution Date Shall have the meaning elected by the Plan Sponsor in the Adoption Agreement.

1.27

Investment Commissions The Compensation or the portion of Compensation earned by a Participant that meets the following requirements: (a) a substantial portion of the services provided by the Participant for such Compensation consists of sales of financial products or other direct customer services to an unrelated customer with respect to customer assets or customer asset accounts; (b) the customer retains the right to terminate the customer relationship and may move or liquidate the assets or asset accounts without undue delay (which may be subject to a reasonable notice period); (c) such Compensation consists of a portion of the value of the overall assets or asset account balance, an amount substantially all of which is calculated by reference to the increase in the value of the overall assets or account balance during a specified period, or both; and (d) the value of the overall assets or account balance and Investment Commission is determined at least annually. For this purpose, a customer is treated as an unrelated customer only if the customer is not related (within the meaning of Code § 409A) to either the Plan Sponsor, any Affiliate or the Participant. Notwithstanding the foregoing, Compensation involving a related customer will be treated as an Investment Commission provided that (x) the Compensation otherwise meets the requirements set forth in this section, (y) substantial sales from which Investment Commissions arise are made, or substantial services from which Investment Commissions arise are provided, to unrelated customers by the Plan Sponsor or an Affiliate and (z) the sales and service arrangement and the commission arrangement with respect to the related customers are bona fide, arise from the Plan Sponsor’s or Affiliate’s ordinary course of business and are substantially the same, both in terms and in practice, as the terms and practices applicable to unrelated customers (within the meaning of Code § 409A) to which (individually or in the aggregate) substantial sales are made or substantial services provided by the Plan Sponsor or an Affiliate.

1.28

Investment Credits and Debits Bookkeeping adjustments to Participants’ Accounts to reflect the hypothetical interest, earnings, appreciation, losses and depreciation that would be accrued or realized if assets equal to the value of such Accounts were invested in accordance with such Participants’ Benefit Benchmarks.

1.29

Nonqualified Deferred Compensation Plan A pension plan, within the meaning of ERISA §201(2), the purpose of which is to permit a select group of management or highly compensated Eligible Individuals to defer receipt of a portion of their Compensation to a future date.

1.30	Normal Retirement Age The age designated by the Plan Sponsor in the Adoption Agreement.

1.31

Participant An Eligible Individual who is currently deferring a portion of his or her Compensation under this Plan, or who is currently eligible for Matching Credits or Discretionary Credits, or an Eligible Individual or former Eligible Individual who is still entitled to the payment of benefits under the Plan.

1.32

Performance-Based Compensation Compensation, the amount of which, or entitlement to which, is contingent on the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least 12 consecutive months. Organizational or individual performance criteria are considered pre-established if established in writing by no later than 90 days after the commencement of the period of service to which the criteria relates, provided that the outcome is substantially uncertain at the time the criteria are established. Performance-Based Compensation does not include any amount, or portion of any amount, that will be paid either regardless of performance or based upon a level of performance that is substantially certain to be met at the time the criteria is established. If payments are based upon the satisfaction of subjective criteria, the subjective performance criteria must be bona fide and relate to the performance of the Participant, a group that includes the Participant or a business unit for which the Participant provides services, and the determination that any subjective performance criteria have been met must not be made by the Participant, a family member of the Participant or a person under the effective control of the Participant or a family member of the Participant or where any amount of the compensation of the person making such determination is effectively controlled in whole or in part by the Participant or family member of the Participant. Compensation determined by reference to the value of the Plan Sponsor or an Affiliate, or the stock of the Plan Sponsor or an Affiliate, shall be Performance Based Compensation only as provided under Code § 409A and the regulations and binding guidance issued thereunder.

1.33	Plan The Nonqualified Deferred Compensation Plan established by the Plan Sponsor under the terms of this Basic Plan Document and the accompanying Adoption Agreement.

1.34

Plan Administrator The individual(s) or committee appointed by the Plan Sponsor identified in Section I of the Adoption Agreement to administer the Plan as provided herein. If no such appointment is made, the Chief Executive Officer of the Plan Sponsor identified in Section I of the Adoption Agreement (or the most senior officer of such Plan Sponsor if the Plan Sponsor does not have a Chief Executive Officer) shall serve as the Plan Administrator. In no event shall a Plan Administrator who is a Participant be permitted to make decisions regarding his or her benefits under this Plan; rather, such decisions shall be made by the other members of any committee appointed to act as the Plan Administrator or, if no such committee has been appointed, the most senior officer of the Plan Sponsor identified in Section I of the Adoption Agreement whose benefits are not at issue in the decision. If a Change in Control Event occurs with respect to the Plan Sponsor named in Section I of the Adoption Agreement, the existing Plan Administrator shall be removed, and a new Plan Administrator shall be appointed as provided in Section 8.9.

1.35

Plan Sponsor The corporation or business entity identified in Section I of the Adoption Agreement, including any successor to such corporation or business that assumes the obligations of such corporation or business. The term Plan Sponsor shall also include, where appropriate, any entity affiliated with the Plan Sponsor which adopts the Plan with the consent of the Plan Sponsor and is listed on Exhibit A attached to the Adoption Agreement. Only the Plan Sponsor identified in Section I of the Adoption Agreement shall have the power to amend this Plan, appoint the Plan Administrator, or exercise any of the powers described in Section 8.3 hereof.

1.36	Plan Termination Following a Change in Control Event Shall have the meaning set forth in Section 10.3.

1.37	Plan Termination Following a Corporate Dissolution Shall have the meaning set forth in Section 10.4.

1.38	Plan Termination in Connection with Termination of Certain Similar Arrangements Shall have the meaning set forth in Section 10.5.

1.39

Regular Salary The Participant’s gross income paid by the Plan Sponsor during the Taxable Year as reportable on Internal Revenue Service Form W-2, including amounts excludible from gross income that are contributed by the Participant on a pre-tax basis to a salary reduction retirement or welfare plan (including amounts contributed to this Plan), but excluding Commissions, bonuses, Performance-Based Compensation, director fees, or any other irregular payments.

1.40

Sales Commissions Compensation earned by a Participant that meets the following requirements: (a) a substantial portion of the services provided by the Participant for the Compensation consists of the direct sale of a product or service to an unrelated customer; (b) the Compensation paid by the Plan Sponsor consists of either a portion of the purchase price for the product or service or an amount substantially all of which is calculated by reference to the volume of sales; and (c) payment of the Compensation is either contingent upon the Plan Sponsor or Affiliate receiving payment from an unrelated customer for the product or services or, if applied consistently to all similarly situated Participants, is contingent upon the closing of the sales transaction and such other requirements as may be specified by the Plan Sponsor or Affiliate before the closing of the sales transaction. For this purpose, a customer will be treated as an unrelated customer only if the customer is not related (within the meaning of Code § 409A) to either the Plan Sponsor, any Affiliate or the Participant. Notwithstanding the foregoing, Compensation involving a related customer will be treated will be treated as a Sales Commission provided that (x) the Compensation otherwise meets the requirements set forth in this section, (y) substantial sales from which Sales Commissions arise are made, or substantial services from which Sales Commissions arise are provided, to unrelated customers by the Plan Sponsor or an Affiliate and (z) the sales and service arrangement and the commission arrangement with respect to the related customers are bona fide, arise from the Plan Sponsor’s or Affiliate’s ordinary course of business and are substantially the same, both in terms and in practice, as the terms and practices applicable to unrelated customers (within the meaning of Code § 409A) to which (individually or in the aggregate) substantial sales are made or substantial services provided by the Plan Sponsor or an Affiliate.

1.41	Separation from Service A Participant shall have a Separation from Service under the circumstances described below.

(a)

Employees A Participant who is a common law employee has a Separation from Service if the Participant voluntarily or involuntarily terminates employment with the Plan Sponsor and all Affiliates, for any reason other than Disability or death. A termination of employment occurs if the facts and circumstances indicate that the Plan Sponsor and the Participant reasonably anticipate that no further services will be performed after a certain date or that the level of bona fide services the Participant will perform after such date (whether as an employee or an independent contractor) will decrease to no more than 20 percent of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services if the Participant has been providing services for less than 36 months). Notwithstanding the foregoing, the employment relationship is treated as continuing while the Participant is on military leave, sick leave or other bona fide leave of absence if the period of leave does not exceed 6 months, or if longer, so long as the Participant retains the right to reemployment with the Plan Sponsor or an Affiliate under an applicable statute or contract. When a leave of absence is due to any medically determinable physical or mental impairment that can be expected to result in death or to last for a period of at least 6 months and such impairment causes the Participant to be unable to perform the duties of his or her position or any substantially similar position, a 29-month period of absence shall be substituted for the 6-month period above.

(b)

Independent Contractors A Participant who is an independent contractor shall have a Separation from Service upon the expiration of all contracts under which services are performed for the Plan Sponsor and all Affiliates if the expiration constitute a good faith and complete termination of the contractual relationship. An expiration does not constitute a good faith and complete termination of the contractual relationship if the Plan

Sponsor or an Affiliate anticipates a renewal of a contractual relationship or the independent contractor becoming an employee. For this purpose, a Plan Sponsor is considered to anticipate the renewal of the contractual relationship if the Plan Sponsor or an Affiliate intends to contract again for the services provided under the expired contract and the independent contractor has not been eliminated as a possible provider of services under any such new contract. A Plan Sponsor is considered to intend to contract again for the services provided under an expired contract if doing so is conditioned only upon incurring a need for the services, the availability of funds or both.

(c)

Directors Except as otherwise provided hereunder, a Participant who is a member of the Board shall be considered to be an Independent Contractor for purposes of determining whether the Participant has had a Separation from Service.

(d)

Dual Status If a Participant provides services to the Plan Sponsor and any Affiliates as an employee and as an independent contractor, the Participant must have a Separation from Service with the Plan Sponsor and all Affiliates both as an employee and an independent contractor to have a Separation from Service. Notwithstanding the foregoing, if a Participant provides services to the Plan Sponsor and any Affiliates as an employee and as a director, (1) the services provided as a director are not taken into account in determining whether the Participant has a Separation from Service as an employee under the Plan if the Participant participates in the Plan as an employee, provided the Participant does not participate in any other nonqualified deferred compensation plan as a director that is aggregated with the Plan under Code §409A, and (2) the services provided as an employee are not taken into account in determining whether the Participant has a Separation from Service as a director under the Plan if the Participant participates in the Plan as a director, provided the Participant does not participate in any other nonqualified deferred compensation plan as an employee that is aggregated with the Plan under Code §409A.

1.42

Specified Employee A key employee (as defined in Code § 416(i) without regard to paragraph (5) thereof) of a Plan Sponsor or its Affiliates, any stock of which is publicly traded on an established securities market or otherwise. A Participant is a key employee if the Participant meets the requirements of Code §416(i)(1)(A)(i), (ii) or (iii) (applied in accordance with the regulations thereunder and disregarding Code §416(i)(5)) at any time during the 12- month period ending each December 31. If a Participant is a key employee at any time during the 12-month period ending on such December 31, the Participant is treated as a Specified Employee for the 12-month period beginning on the following April 1. Whether any stock of a Plan Sponsor or its Affiliates is publicly traded on an established securities market or otherwise must be determined as of the date of the Participant’s Separation from Service.

1.43	Spouse The individual to whom a Participant is married, or was married in the case of a deceased Participant who was married at the time of his or her death.

1.44	Taxable Year The 12-consecutive-month period beginning each January 1 and ending each December 31.

1.45

Trust The agreement, if any, between the Plan Sponsor and the Trustee under which assets may be delivered by the Plan Sponsor to the Trustee to offset liabilities assumed by the Plan Sponsor under the Plan. Any assets held under the terms of the Trust shall be the exclusive property of the Plan Sponsor and shall be subject to the creditor claims of the Plan Sponsor with respect to whom such Trust has been established. Participants shall have no right, secured or unsecured, to any assets held under the terms of the Trust.

1.46	Trustee The institution named by the Plan Sponsor in the Trust agreement, if any, and any corporation which succeeds the Trustee by merger or by acquisition of assets or operation of law.

1.47

Unforeseeable Emergency A severe financial hardship to the Participant resulting from an illness or accident of the Participant or the Participant’s Spouse, Beneficiary or dependent (as defined in Code §152 without regard to §§ 152(b)(1), (b)(2) and (d)(1)(B)), loss of the Participant’s property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

1.48

Valuation Date The date on which Participant Accounts under the Plan are valued. The Valuation Date shall be each business day of the Taxable Year on which the New York Stock Exchange and, if a Trust has been established in connection with the Plan, the Trustee are open for business.

1.49

Without Good Cause A Participant’s involuntary Separation from Service shall be without good cause if it occurs for reasons other than the Participant’s commission of a crime involving dishonesty or moral turpitude (e.g., fraud, theft, embezzlement, deception, etc.); misconduct, including but not limited to insubordinate behavior, by the Participant in the performance of his or her job duties and responsibilities; any conduct by the Participant of a nature which reflects negatively upon the Plan Sponsor or any Affiliate or which would prevent the Participant from being able to adequately perform his or her job duties and responsibilities (e.g., malicious, willful and wanton, or negligent conduct, etc.); the Participant’s failure to adequately perform his/her duties and responsibilities as such duties and responsibilities are, from time to time in the Plan Sponsor’s absolute discretion, determined; and the Participant’s breach of any of the Plan Sponsor’s established operating policies and procedures.

ARTICLE II

ELIGIBILITY AND PARTICIPATION

2.1	Eligibility The Plan Sponsor will designate in the Adoption Agreement those persons who shall be considered Eligible Individuals under the Plan.

2.2	Participation The Plan Administrator shall provide written notification to each Eligible Individual of his or her eligibility to participate in the Plan.

2.3

Compensation Deferral Agreement In order to defer Compensation under the Plan for a given Taxable Year, an Eligible Individual must enter into a Compensation Deferral Agreement with the Plan Sponsor authorizing the deferral of all or part of the Participant’s Compensation for such Taxable Year.

Upon receipt of a properly completed and executed Compensation Deferral Agreement, the Plan Administrator shall notify the Plan Sponsor to withhold that portion of the Participant’s Compensation specified in the Agreement. In no event will the Participant be permitted to defer more or less than the amount(s) specified by the Plan Sponsor in the Adoption Agreement.

Subject to Section 7.1, the Compensation Deferral Agreement shall remain in effect for the duration of the Taxable Year to which it relates. If elected by the Plan Sponsor in the Adoption Agreement, and subject to Section 7.1, the Compensation Deferral Agreement also shall remain in effect for subsequent Taxable Years unless and until it is timely changed for a subsequent Taxable Year as described below.

Except as provided below, a Compensation Deferral Agreement must be completed and returned to the Plan Sponsor prior to the first day of the Taxable Year in which services are performed for the Compensation deferred and shall be irrevocable for the Taxable Year except as otherwise provided hereunder.

(a)

Initial Eligibility If the Plan is established on a date other than the first day of a Taxable Year, or if an individual becomes an Eligible Individual on a date other than the first day of a Taxable Year and such individual has not at any time been eligible to participate in the Plan or any Aggregated Plan, the Compensation Deferral Agreement may be completed and returned to the Plan Sponsor within 30 days after the Effective Date or within 30 days after the Eligible Individual’s initial eligibility date. In no event shall a Participant be permitted to defer Compensation with respect to services performed before the date on which the Compensation Deferral Agreement is signed by the Participant and accepted by the Plan Administrator.

(b)

Former Participants With No Account Balance If an Eligible Individual who is a former Participant has been paid all amounts deferred under the Plan and any Aggregated Plan and, on and before the date of the last payment, is not eligible to continue (or elect to continue) to participate in the Plan or any Aggregated Plan for periods after the last payment (other than through an election of a different time and form of payment with respect to the amounts paid), the Eligible Individual may be treated as initially eligible to participate in the Plan pursuant to subsection (a) above as of the first date following such last payment that the Eligible Individual again becomes eligible to participate in the Plan.

(c)

Participants Ineligible for Two Years If an Eligible Individual who is a Participant or former Participant ceases being eligible to participate in the Plan and any Aggregated Plan, regardless of whether all amounts deferred under such plans have been paid, and subsequently becomes eligible to participate in the Plan again, the Eligible Individual may be treated as being initially eligible to participate in the Plan pursuant to subsection (a) above if the Eligible Individual has not been eligible to participate in the Plan or an Aggregated Plan (other than through the accrual of earnings) at any time during the twenty-four (24) month period ending on the date the Eligible Individual again becomes eligible to participate in the Plan.

(d)

Performance-Based Compensation A Compensation Deferral Agreement with respect to Performance-Based Compensation may be completed and returned to the Plan Sponsor no later than the date that is six months before the end of the performance period to which the Performance-Based Compensation relates, provided the Participant performs services continuously from the later of the beginning of the performance period or the date upon which the performance criteria are established through the date upon which the Participant makes an initial deferral election, and further provided that in no event may an election to defer Performance- Based Compensation be made with respect to Compensation that has become readily ascertainable.

(e)

Sales Commissions Compensation Deferral Agreements made with respect to Sales Commissions must be completed and returned to the Plan Sponsor prior to the first day of the Taxable Year in which the customer remits payment to the Plan Sponsor or Affiliate for which the Sales Commission is paid or, if applied consistently to all similarly situated Participants, the Taxable Year in which the sale occurs.

(f)

Investment Commissions Compensation Deferral Agreements made with respect to Investment Commissions must be completed and returned to the Plan Sponsor prior to the first day of the Taxable Year in which falls the date that is twelve (12) months before the date as of which the overall value of the assets or asset accounts is determined for purposes of calculating the Investment Commission.

2.4

Matching Credits and Discretionary Credits The Plan Sponsor may adjust the Account of a Participant with Matching Credits or Discretionary Credits. The amount of the Discretionary Credits and/or Matching Credits and the formula(s) for allocating such credits will be selected by the Plan Sponsor in the Adoption Agreement. Notwithstanding the preceding, if the Plan Sponsor elects to make Matching Credits in accordance with Section V.(a)(iii) of the Adoption Agreement, a Participant will receive a Matching Credit under this Plan for a Taxable Year only if the Participant has made the maximum salary reduction contributions permitted under the Plan Sponsor’s qualified retirement plan during the applicable Taxable Year.

2.5

Establishing a Reserve for Plan Liabilities The Plan Sponsor may, but is not required to, establish one or more Trusts to which the Plan Sponsor may transfer such assets as the Plan Sponsor determines in its sole discretion to assist in meeting its obligations under the Plan. Any such assets shall be the property of the Plan Sponsor and remain subject to the claims of the Plan Sponsor’s creditors, to the extent provided under any Trust established with respect to such Plan Sponsor. The Trustee shall have no duty to determine whether the amounts forwarded by the Plan Sponsor are the correct amount or that they have been transmitted in a timely manner.

ARTICLE III

PARTICIPANT ACCOUNTS AND REPORTS

3.1

Establishment of Accounts The Plan Administrator shall establish and maintain individual recordkeeping Accounts, Class Year Accounts and subaccounts, as applicable, on behalf of each Participant for purposes of determining each Participant’s benefits under the Plan. A Participant’s Account does not represent the Participant’s ownership of, or any ownership interest in, any assets which may be set aside to satisfy the Plan Sponsor’s obligations under the Plan.

3.2	Account Maintenance As of each Valuation Date, the Plan Administrator shall credit each Participant’s Account (or, if applicable, Class Year Accounts) with the following:

(a)	An amount equal to any Compensation Deferrals made by the Participant since the last Valuation Date;

(b)	An amount equal to any Matching Credits or Discretionary Credits, and any forfeitures, if applicable, since the last Valuation Date; and

(c)	An amount equal to deemed Investment Credits under Section 3.3 below since the last Valuation Date.

As of each Valuation Date, the Plan Administrator shall debit each Participant’s Account (or, if applicable, Class Year Accounts) with the following:

(d)	An amount equal to any distributions from the Plan to the Participant or Beneficiary since the last Valuation Date; and

(e)	An amount equal to deemed Investment Debits under Section 3.3 below since the last Valuation Date; and

(f)	An amount equal to any forfeitures incurred by the Participant since the last Valuation Date.

3.3	Investment Credits and Debits The Accounts (or, if applicable, Class Year Accounts) of Participants shall be adjusted for Investment Credits and Debits in accordance with this Section 3.3.

Participants shall have the right to specify one or more Benefit Benchmarks in which their Compensation Deferrals, Matching Credits and Discretionary Credits shall be deemed to be invested. The Benefit Benchmarks shall be utilized solely for purposes of adjusting their Accounts (or, if applicable, Class Year Accounts) in accordance with procedures adopted by the Plan Administrator. The Plan Administrator shall provide the Participant with a list of the available Benefit Benchmarks. From time to time, in the sole discretion of the Plan Administrator, the Benefit Benchmarks available within the Plan may be revised. All Benefit Benchmark selections must be denominated in whole percentages unless the Plan Administrator determines that lower increments are acceptable. A Participant may make changes in the manner in which future Compensation Deferrals, Matching Credits and/or Discretionary Credits are deemed to be invested among the various Benefit Benchmarks within the Plan in accordance with procedures established by the Plan Administrator. A Participant may re- direct the manner in which earlier Compensation Deferrals, Matching Credits and/or Discretionary Credits, as well as any appreciation (or depreciation) to-date, are deemed to be invested among the Benefit Benchmarks available in the Plan in accordance with procedures established by the Plan Administrator.

As of each Valuation Date, the Plan Administrator shall adjust the Account (or, if applicable, Class Year Accounts) of each Participant for interest, earnings or appreciation (less losses and depreciation) with respect to the then balance of the Participant’s Account equal to the actual results of the Participant’s deemed Benefit Benchmark elections.

All notional acquisitions and dispositions of Benefit Benchmarks which occur within a Participant’s Account, pursuant to the terms of the Plan, shall be deemed to occur at such times as the Plan Administrator shall determine to be administratively feasible in its sole discretion and the Participant’s Account shall be adjusted accordingly. Accordingly, if a distribution or reallocation must occur pursuant to the terms of the Plan and all or some portion of the Account must be valued in connection with such distribution or reallocation (to reflect

Investment Credits and Debits), the Plan Administrator may in its sole discretion, unless otherwise provided for in the Plan, select a date or dates which shall be used for valuation purposes.

Notwithstanding anything to the contrary, any Investment Credits or Debits made to any Participant’s Account following a Plan Termination or a Change in Control Event shall be made in a manner no less favorable to Participants than the practices and procedures employed under the Plan, or as otherwise in effect, as of the date of the Plan Termination or the Change in Control Event.

Notwithstanding the Participant’s deemed Benefit Benchmark elections under the Plan, the Plan Sponsor shall be under no obligation to actually invest any amounts in such manner, or in any manner, and such Benefit Benchmark elections shall be used solely to determine the amounts by which the Participant’s Account shall be adjusted under this Article III.

3.4

Participant Statements The Plan Administrator shall provide each Participant with a statement showing the credits to and debits from his or her Account during the period from the last statement date. Such statement shall be provided to Participants as soon as administratively feasible following the end of each Taxable Year and on such other dates as agreed to by the Plan Sponsor and the party maintaining Participant records.

ARTICLE IV

WITHHOLDING OF TAXES

4.1

Withholding from Compensation For any Taxable Year in which Compensation Deferrals, Matching Credits and/or Discretionary Credits are made to or vested within the Plan (as applicable), the Plan Sponsor shall withhold the Participant’s share of income, FICA and other employment taxes from the portion of the Participant’s Compensation not deferred. If deemed appropriate by the Plan Sponsor, all or any portion of a benefit under the Plan may be distributed in certain instances where necessary to facilitate compliance with applicable withholding requirements to the extent such distribution would not result in adverse tax consequences under Code §409A. The amount of any such distribution shall not exceed the amount necessary to comply with applicable withholding requirements.

4.2

Withholding from Benefit Distributions The Plan Sponsor (or the Trustee of the Trust, as applicable) shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Plan Sponsor, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Plan Sponsor.

ARTICLE V

VESTING

5.1

Vesting A Participant shall be immediately vested in (i.e., shall have a non-forfeitable right to) all Compensation Deferrals credited to his or her Account, including any Investment Credits or Debits associated therewith. The Plan Sponsor shall specify in the Adoption Agreement the vesting provisions applicable to any Discretionary Credits or Matching Credits allocated to the Accounts ( or, if applicable, Class Year Accounts) of Participants. Upon a Distributable Event, except as otherwise provided under the Plan, any amount of the benefit payment credited to the Account (or, if applicable, Class Year Account) of the Participant that is not vested shall be forfeited. Forfeitures incurred by a Participant shall reduce the amounts credited to a Participant’s Account (or, if applicable, Class Year Accounts), but shall not be reallocated to the Accounts (or, if applicable, Class Year Accounts) of other Participants unless otherwise specified in the Adoption Agreement. A distribution for a Domestic Relations Order Payment under Section 6.7 shall be made from the Account of the Participant only to the extent it is vested.

ARTICLE VI

PAYMENTS

6.1

Benefits Except as otherwise provided under the Plan, a Participant’s or Beneficiary’s benefit payable under the Plan shall be the value of the Participant’s vested Account (or, if applicable, Class Year Accounts ) at the time a Distributable Event occurs with respect to such Participant or Beneficiary. In no event, will a Participant’s right to a benefit under this Plan give such Participant a secured right or claim on any assets set aside by the Plan Sponsor to meet its obligations under the Plan. All payments from the Plan shall be subject to applicable tax withholding and shall commence (or be fully paid, in the event a lump sum form of distribution was selected) no later than ninety (90) days after the occurrence of the Distributable Event, except as otherwise provided herein.

6.2	Timing of Distribution Elections.

(a) Initial Elections. If the Plan Sponsor has elected in the Adoption Agreement to allow a Participant to elect a separate form and timing of distribution for each Class Year Account under the Plan, the Participant shall elect the form and timing of payment of each Class Year Account at the time the Participant submits (or is required to submit, in accordance with Section 2.3 and Code § 409A) his or her Compensation Deferral Agreement for the Taxable Year for which the Class Year Account is established.

If the Plan Sponsor has not elected in the Adoption Agreement to allow a Participant to elect a separate form and timing of distribution for each Class Year Account under the Plan, the Participant shall elect the form and timing of payment of his or her Account at the earlier of (a) the time the Participant submits (or is required to submit, in accordance with Section 2.3 and Code § 409A) his or her Compensation Deferral Agreement for the Taxable Year for which the Class Year Account is established, or (b) the December 31 preceding the Taxable Year in which the services giving rise to the Participant’s first Matching Credits or Discretionary Credits to be earned under the Plan are to be performed (unless a later date is permitted in accordance with the provisions of Code § 409A and Treas. Reg. § 1.409A- 2). If a Participant elects an in-service Interim Distribution Date, the Participant must make a new form and timing of payment election for Compensation Deferrals that may be credited to the Participant’s Account and for Matching Credits and/or Discretionary Credits that may be earned during and after the Taxable Year in which falls the in-service Interim Distribution Date. Such election (a) must be made prior to the beginning of the Taxable Year in which the services giving rise to the earliest Compensation Deferrals, Matching Credits or Discretionary Credits subject to the new form and timing of payment election are to be performed and (b) is subject to rules generally applicable to form and timing of payment elections under this Plan.

(b) Subsequent Changes in Time and Form of Payment. A Participant may elect to change the time or form of payment of amounts distributable upon a Separation from Service or elect to change the time of payment of amounts distributable upon an Interim Distribution Date, provided, however, that any such election shall be effective only if:

(i)	the election does not accelerate the time or schedule of any payment within the meaning of Code § 409A;

(ii)	the election does not take effect until at least twelve 12 months after the date on which the election is made;

(iii)	the first payment with respect to which such election is made is deferred for a period of 5 years from the date such payment would otherwise have been made; and

(iv)	for a change to a payment made upon an Interim Distribution Date, such election is made at least 12 months before such Interim Distribution Date.

The Plan Administrator shall have sole and absolute discretion to decide whether such a request shall be approved but may approve no more than one such request for any Participant with respect to any Compensation Deferral or Matching or Discretionary Credit.

(c) Failures to Elect. If a Participant fails to properly elect the form or time of distribution for his or her Account, or Class Year Account, as applicable, the Participant shall be deemed to have elected to receive his or her Account, or Class Year Account, as applicable, in a single lump sum commencing on his or her Separation from Service.

6.3

Separation from Service Payment In the event of a Participant’s Separation from Service, the Participant’s vested Account (or, if applicable, Class Year Account) shall be paid in the form of a cash lump sum or, if elected by the Participant, in annual cash payments (over a period of five (5), ten (10), or fifteen (15) years). A Participant may elect one form of payment for a Separation from Service that occurs before Normal Retirement Age, and a different form of payment for a Separation from Service that occurs on or after Normal Retirement Age. For purposes of Code § 409A, installment payments shall be treated as a single payment. If applicable, the initial installment shall be based on the value of the Participant’s vested Account (or, if applicable, Class Year Account), measured on the date of his or her Separation from Service, and shall be equal to 1/n (where ‘n’ is equal to the total number of annual benefit payments not yet distributed). Subsequent installment payments shall be computed in a consistent fashion, with the measurement date being the anniversary of the original measurement date. Election of the form of the Separation from Service Payment must be provided to the Plan Administrator at the time required by Section 6.2 of this Plan.

Notwithstanding a Participant’s election regarding the form of the Separation from Service Payment, the Plan Sponsor shall make a De Minimis Distribution, as elected by the Plan Sponsor in the Adoption Agreement, and pay the Participant’s or Beneficiary’s benefit in a single lump-sum payment.

Notwithstanding the foregoing, a distribution resulting from a Separation from Service by a Participant who is a Specified Employee on the date of Separation from Service shall be made within the ninety (90) days following the date that is 6 months after the Separation from Service or, if earlier, within the ninety (90) days following the death of the Specified Employee. The first payment made following the 6-month period described in the preceding sentence shall include all payments that otherwise would have been made after Separation from Service but for the delay required by this paragraph.

6.4	Conflict of Interest Divestiture The Plan Administrator shall pay to a Participant all or a portion of the Participant’s vested Account to the extent

(a)	necessary for any Participant who is Federal officer or employee in the executive branch to comply with an ethics agreement with the Federal government; or

(b)

reasonably necessary to avoid the violation of an applicable Federal, state or local ethics or conflicts of interest law (including when such payment is reasonably necessary to permit the Participant to participate in activities in the normal course of his or her position in which the Participant would not otherwise be able to participate under an applicable rule).

The Plan Administrator shall have complete discretion to determine whether the Participant’s circumstances meet the requirements for a Conflict of Interest Divestiture and the amount of any distribution. A distribution under this Section shall be made at such time and in such form as shall be necessary to comply with an applicable ethics agreement or to avoid the violation of an applicable ethics or conflict of interest law.

6.5	Death Benefit In the event of the Participant’s death, whether before or after the Participant has otherwise incurred a Distributable Event or commenced receiving payments from the Plan, the Participant’s Beneficiary shall receive the balance of the Participant’s vested Account in a single lump-sum cash payment.

6.6

Disability Benefit If the occurrence of a Disability is a Distributable Event, as elected by the Plan Sponsor in the Adoption Agreement, the Plan Administrator shall pay to a Participant the balance of the Participant’s vested Account in a single lump-sum cash payment in the event the Participant suffers a Disability (whether before or after the Participant has otherwise incurred a Distributable Event or commenced receiving payments from the Plan). The Plan Administrator shall have complete discretion to determine whether the circumstances of the Participant constitute a Disability and the time at which such Disability occurs consistent with the terms of the Plan.

6.7

Domestic Relations Order Payment If it is necessary to satisfy a Domestic Relations Order, whether before or after the Participant has otherwise incurred a Distributable Event or commenced receiving payments from the Plan, the Plan Administrator shall pay to the Spouse, former Spouse, child, or other dependent of the

Participant, as specified in the Domestic Relations Order, the amount from the Participant’s vested Account required to fulfill the Domestic Relations Order. The Plan Administrator shall have complete discretion to determine whether the circumstances of the Participant meet the requirements for a Domestic Relations Order Payment under this Section. If the request for a payment due to a Domestic Relations Order is approved, the distribution shall be made at such time and in such form as shall be necessary to satisfy the Domestic Relations Order.

6.8

Unforeseeable Emergency Distribution If a Participant has an Unforeseeable Emergency, as defined herein, the Plan Administrator may pay to the Participant that portion of his or her vested Account which the Plan Administrator determines is reasonably necessary to satisfy the emergency. The amounts distributed to the Participant as a result of an Unforeseeable Emergency may not exceed the amounts reasonably necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cancellation of Compensation Deferrals pursuant to Section 7.1. A Participant requesting an Unforeseeable Emergency Distribution shall apply for the payment in writing on a form approved by the Plan Administrator and shall provide such additional information as the Plan Administrator may require. The Plan Administrator shall have complete discretion to determine whether the financial hardship of the Participant constitutes an Unforeseeable Emergency under the Plan. If, subject to the sole discretion of the Plan Administrator, the request for a withdrawal is approved, the distribution shall be made within ninety (90) days after the date of approval by the Plan Administrator.

6.9

Election to Receive Interim Distributions A Participant may make an election, at the time required by Section 6.2, to have his or her Account or the Class Year Account, as applicable, to which the election relates paid to him or her at an Interim Distribution Date designated by the Participant. Such Account or Class Year Account shall be payable in a single cash lump sum payment within ninety (90) days after an applicable Interim Distribution Date. The Participant’s selection of an Interim Distribution Date is irrevocable, except as provided in Section 6.2(b), and must comply with the definition of Interim Distribution Date under Section 1.26.

6.10

Payment upon Income Inclusion Under § 409A If the Plan Administrator determines at any time that the Plan fails to meet the requirements of Code § 409A with respect to a Participant, the Plan Administrator shall distribute to the Participant the amount from the Participant’s vested Account that is required to be included in income as a result of such failure in a single lump- sum payment.

6.11

Permissible Delay in Payments A payment may be delayed beyond the distribution date otherwise provided for under the Plan in one or more of the circumstances below, if the Plan Sponsor so elects in the Adoption Agreement.

(a)

Payments Subject to Code § 162(m) A payment, including any portion thereof, will be delayed when the Plan Sponsor reasonably anticipates that its deduction with respect to such payment otherwise would be eliminated by application of Code § 162(m), provided that the payment is made either during the Participant’s first Taxable Year in which the Plan Sponsor reasonably anticipates (or should reasonably anticipate) that if the payment is made during such year the deduction of such payment will not be barred by Code § 162(m) or during the period beginning with the date of the Participant’s Separation from Service and ending on the later of the last day of the Plan Sponsor’s taxable year in which the Participant has a Separation from Service or the 15th day of the third month following the Participant’s Separation from Service, and provided further that when any scheduled payment to a Participant in the Plan Sponsor’s taxable year is delayed in accordance with this Section, all scheduled payments to such Participant that could be delayed in accordance with this Section are also delayed. When a payment is delayed to a date on or after the Participant’s Separation from Service, the payment shall be treated as a payment upon a Separation from Service and, in the case of a Specified Employee, the date that is 6 months after a Participant’s Separation from Service is substituted for any reference to a Participant’s Separation from Service in the foregoing provisions of this Section.

(b)

Violation of Federal Securities Laws or Other Applicable Law A payment will be delayed when the Plan Sponsor reasonably anticipates that the making of the payment will violate Federal securities laws or other applicable law, provided that the payment will be made at the earliest date at which the Plan Sponsor reasonably anticipates that the making of the payment will not cause such violation. The making of a payment that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code is not treated as a violation of applicable law.

6.12

Beneficiary Designation A Participant shall have the right to designate a Beneficiary and to amend or revoke such designation at any time in writing. Such designation, amendment or revocation shall be effective upon receipt by the Plan Administrator. If the Beneficiary is a minor or incompetent, benefits may be paid to a legal guardian, trustee, or other proper representative of the Beneficiary, and such payment shall completely discharge the Plan Sponsor and the Plan of all further obligations hereunder.

If no Beneficiary designation is made, or if the Beneficiary designation is held invalid, or if no Beneficiary survives the Participant and benefits are determined to be payable following the Participant’s death, the Plan Administrator shall direct that payment of benefits be made to the person or persons in the first of the below categories in which there is a survivor. The categories of successor beneficiaries, in order, are as follows:

(a)	Participant’s Spouse;

(b)	Participant’s Domestic Partner, if elected by the Plan Sponsor in the Adoption Agreement:

(c)	Participant’s descendants, per stirpes (eligible descendants shall be determined by the intestacy laws of the state in which the decedent was domiciled);

(d)	Participant’s parents;

(e)	Participant’s brothers and sisters (including step brothers and step sisters); and

(f)	Participant’s estate.

6.13

Claims Procedure All claims for benefits under the Plan, and all questions regarding the operation of the Plan, shall be submitted to the Plan Administrator in writing. The Plan Administrator has complete discretion and authority to interpret and construe any provision of the Plan, and its decisions regarding claims for benefits hereunder are final and binding.

(a)

Presentation of Claim. Any Participant, Beneficiary or person claiming benefits under the Plan (such Participant, Beneficiary or other person being referred to below as a “Claimant”) may deliver to the Plan Administrator a written claim for a determination with respect to benefits distributable to such Claimant from the Plan. The claim must state with particularity the determination desired by the Claimant.

Any claim by a Participant that a payment made under the Plan is less than the amount to which the Participant is entitled must be made in writing pursuant to the foregoing provisions of this Section within 180 days after the date of such payment. Notwithstanding any other provision of the Plan, including the provisions of Section 5.1, a Participant shall forfeit all rights to any amounts claimed if the Participant fails to make claim as provided in the preceding sentence.

(b)	Notification of Decision The Plan Administrator shall consider a Claimant’s claim within a reasonable time, and shall notify the Claimant in writing:

(i)	that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(ii)

that the Plan Administrator has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(1)	the specific reason(s) for the denial of the claim, or any part of it;

(2)	specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(3)	a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

(4)	a description of the claim review procedure set forth in Section 6.13(c) below, including information regarding any applicable time limits and a statement regarding the Claimant’s right to bring an action under ERISA §502(a) following an adverse determination on review; and

(5)

if the decision involved the Disability of the Participant, information regarding whether an internal rule or procedure was relied upon in making its decision and that the Claimant can request a copy of such rule or procedure, free of charge, upon request.

The Plan Administrator will notify the Claimant of an adverse decision within ninety (90) days after the date the claim was received, unless the Plan Administrator determines there are special circumstances that require an extension of time in which to make a decision. If an extension of time is needed, the Plan Administrator shall notify the Claimant of the extension before the expiration of the original 90-day period. The notice will include a description of the special circumstances requiring an extension of time and an estimate of the date it expects a decision to be made. The extension shall not exceed an additional 90-day period.

If the adverse decision relates to a claim involving the Disability of the Participant, the Plan Administrator will notify the Claimant of an adverse decision within forty-five (45) days after the date the claim was received, unless the Plan Administrator determines that matters beyond its control require an extension of time in which to make a decision. If an extension of time is needed, the Plan Administrator shall notify the Claimant of the extension before the expiration of the original 45-day period. The notice will include a description of the circumstances necessitating the extension and an estimate of the date it expects a decision to be made. The extension shall not exceed an additional 30-day period unless, within the 30-day period the Plan Administrator again determines that more time is needed due to matters beyond its control, in which case notice of the need for not more than an additional thirty (30) days is provided to the Claimant before the first 30-day period expires. The notice will include a description of the circumstances requiring the extension and an estimate of the date it expects a decision to be made. Any extension notice will include information regarding the standards on which a determination of Disability will be made, the outstanding issues which prevent a decision from being made, and any additional information which is needed in order to reach a decision. The Claimant will have forty-five (45) days to supply any additional information.

If the Plan Administrator notifies the Claimant of the need for an extension of time to make a decision regarding his or her claim in accordance with this Section 6.13(b), and the extension is needed due to the Claimant’s failure to provide information necessary to decide the claim, the period of time in which the Plan Administrator must make a decision does not include the time between the date the notice of the extension was sent to the Claimant and the date the Claimant responds to the request for additional information.

(c)

Review of a Denied Claim Within sixty (60) days after receiving a notice from the Plan Administrator that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Plan Administrator a written request for a review of the denial of the claim. During the 60-day review period, the Claimant (or the Claimant’s duly authorized representative):

(i)	may review relevant documents;

(ii)	may submit written comments or other documents relating to the claim;

(iii)	may request access to and copies of all relevant documents, free of charge;

(iv)	may request a hearing, which the Plan Administrator, in its sole discretion, may grant.

The Plan Administrator will consider all documents and other information submitted by the Claimant in reviewing its previous decision, including documents not available to or considered by it during its initial determination.

If the appeal relates to a determination of the Plan Administrator involving the Disability of the Participant, the Claimant will have one-hundred-eighty (180) days following receipt of a denial to file a written request for review. In such event, no deference shall be given to the initial benefit determination, and the review shall be conducted by an appropriate fiduciary who is someone other than the individual who made the initial determination or a subordinate of such individual. If the initial determination was based in whole or in part on a medical judgment, the reviewer shall consult with an appropriately trained and experienced health care professional, and shall disclose the identity of any experts who provided advice with regard to the initial decision. The health care professional whose advice is sought during the appeal process will not be an individual who was consulted during the initial determination, nor a subordinate of such an individual.

(d)

Decision on Review The Plan Administrator shall render its decision on review promptly, and not later than sixty (60) days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Plan Administrator’s decision must be rendered within one- hundred-twenty (120) days after such date. If an extension of time is needed, the Plan Administrator shall notify the Claimant of the extension before the expiration of the original 60-day period. The notice will include a description of the circumstances requiring the extension and an estimate of the date it expects a decision to be made. Such decision must be written in a manner calculated to be understood by the Claimant, and if the decision on review is adverse it must contain:

(i)	specific reasons for the decision;

(ii)	specific reference(s) to the pertinent Plan provisions upon which the decision was based;

(iii)	a statement that the Claimant may receive, upon request and free of charge, access to and copies of relevant documents and information;

(iv)	a statement describing any voluntary appeal procedures under the Plan and the Claimant’s right to bring an action under ERISA §502(a);

(v)

if the decision involved the Disability of the Participant, information regarding whether an internal rule or procedure was relied upon in making its decision and that the Claimant can request a copy of such rule or procedure, free of charge, upon request;

(vi)

if the decision involved the Disability of the Participant, a statement that the Claimant and the Plan may have other voluntary alternative dispute resolution options, such as mediation, and that the Claimant may find out what options are available by contacting the local U.S. Department of Labor Office and the state insurance regulatory agency; and

(vii)

such other matters as the Plan Administrator deems relevant. If the appeal involves the Disability of the Participant, the decision of the Plan Administrator will be made within forty- five (45) days after the filing of the written request for review, unless special circumstances require additional time, in which case the Plan Administrator’s decision will be made within ninety (90) days after the date the request was filed. If an extension of time is needed, the Plan Administrator shall notify the Claimant of the extension before the expiration of the original 45-day period. The notice will include a description of the circumstances requiring the extension and an estimate of the date it expects a decision to be made.

If the Plan Administrator notifies the Claimant of the need for an extension of time to make a decision regarding his or her appeal in accordance with this Section 6.13(d), and the extension is needed due to the Claimant’s failure to provide information necessary to decide the appeal, the period of time in which the Plan Administrator must make a decision does not include the time between the date the notice of the extension was sent to the Claimant and the date the Claimant responds to the request for additional information.

ARTICLE VII

CANCELLATION OF DEFERRALS

7.1

Unforeseeable Emergency If a Participant has an Unforeseeable Emergency, as defined herein, the Plan Administrator may cancel all future Compensation Deferrals pertaining to Compensation not yet earned and required to be made pursuant to the Participant’s current Compensation Deferral Agreement if reasonably necessary to satisfy the Participant’s financial hardship subject to the standards and requirements for an Unforeseeable Emergency Distribution set forth in Section 6.8. If a Participant receives a hardship distribution from a qualified plan of the Plan Sponsor pursuant to Code § 401(k)(2)(B)(IV), the Plan Administrator shall cancel all future Compensation Deferrals pertaining to Compensation not yet earned and required to be made pursuant to the Participant’s current Compensation Deferral Agreement, and the Participant will be prohibited from making Compensation Deferrals under the Plan for at least six (6) months after receipt of the hardship distribution or such longer period as may be prescribed by the qualified plan. The Participant’s eligibility for Employer Matching Credits and/or Employer Discretionary Credits shall be similarly canceled, and the Participant shall be eligible to defer Compensation again at a later time only as provided under Article II.

ARTICLE VIII

PLAN ADMINISTRATION

8.1

Appointment The Plan Administrator shall serve at the pleasure of the Plan Sponsor, who shall have the right to remove the Plan Administrator at any time upon thirty (30) days’ written notice. The Plan Administrator shall have the right to resign upon thirty (30) days’ written notice to the Plan Sponsor.

8.2	Duties of Plan Administrator The Plan Administrator shall be responsible to perform all administrative functions of the Plan. These duties include but are not limited to:

(a)	Communicating with Participants in connection with their rights and benefits under the Plan;

(b)	Reviewing Benefit Benchmark elections received from Participants;

(c)	Arranging for the payment of taxes (including income tax withholding), expenses and benefit payments to Participants under the Plan;

(d)	Filing any returns and reports due with respect to the Plan;

(e)	Interpreting and construing Plan provisions and settling claims for Plan benefits; and

(f)	Serving as the Plan’s designated representative for the service of notices, reports, claims or legal process.

8.3

Plan Sponsor The Plan Sponsor has sole responsibility for the establishment and maintenance of the Plan. The Plan Sponsor through its Board shall have the power and authority to appoint the Plan Administrator, Trustee and any other professionals as may be required for the administration of the Plan. The Plan Sponsor shall also have the right to remove any individual or party appointed to perform administrative, investment, fiduciary or other functions under the Plan. The Plan Sponsor may delegate any of its powers to the Plan Administrator, Board member or a committee of the Board.

8.4

Administrative Fees and Expenses All reasonable costs, charges and expenses incurred by the Plan Administrator or the Trustee in connection with the administration of the Plan or the Trust shall be paid by the Plan Sponsor. If not so paid, such costs, charges and expenses shall be charged to the Trust, if any, established in connection with the Plan. The Trustee shall be specifically authorized to charge its fees and expenses directly to the Trust. If the Trust has insufficient liquid assets to cover the applicable fees, the Trustee shall have the right to liquidate assets held in the Trust to pay any fees or expenses due. Notwithstanding the foregoing, no Compensation other than reimbursement for expenses shall be paid to a Plan Administrator who is an employee of the Plan Sponsor.

8.5

Plan Administration and Interpretation The Plan Administrator shall have complete discretionary control and authority to determine the rights and benefits and all claims, demands and actions arising out of the provisions of the Plan or any Participant, Beneficiary, deceased Participant, or other person having or claiming to have any interest under the Plan. The Plan Administrator shall have complete discretion to interpret the Plan and to decide all matters under the Plan. Such interpretation and decision shall be final, conclusive, and binding on all Participants and any person claiming under or through any Participant. Any individual serving as Plan Administrator who is a Participant will not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by a Participant, a Beneficiary, the Plan Sponsor, or other party. The Plan Administrator shall have the responsibility for complying with any reporting and disclosure requirements of ERISA.

8.6

Powers, Duties, Procedures The Plan Administrator shall have such powers and duties, may adopt such rules, may act in accordance with such procedures, may appoint such officers or agents, may delegate such powers and duties, may receive such reimbursement and compensation, and shall follow such claims and appeal procedures with respect to the Plan as it may establish, each consistently with the terms of the Plan.

8.7

Information To enable the Plan Administrator to perform its functions, the Plan Sponsor shall supply full and timely information to the Plan Administrator on all matters relating to the Compensation of Participants, their employment, retirement, death, Separation from Service, and such other pertinent facts as the Plan Administrator may require.

8.8

Indemnification of Plan Administrator The Plan Sponsor agrees to indemnify and to defend to the fullest extent permitted by law any officer(s), employee(s) or Board members who serve as Plan Administrator (including any such individual who formerly served as Plan Administrator) against all liabilities, damages, costs and expenses (including reasonable attorneys’ fees and amounts paid in settlement of any claims approved by the Plan Sponsor) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

8.9

Plan Administration Following a Change in Control Event Notwithstanding anything to the contrary in this Article VIII or elsewhere in the Plan or Trust, upon a Change in Control Event with respect to the Plan Sponsor identified in Section I of the Adoption Agreement the individual serving as Chief Executive Officer of such Plan Sponsor immediately prior to such Change in Control Event who is also a Participant in the Plan, or if the Plan Sponsor has no Chief Executive Officer who is also a Participant in the Plan, the Plan Sponsor’s most senior officer who is also a Participant in the Plan, shall have the right to appoint an individual, third party or committee to serve as Plan Administrator. Such appointment shall be made in writing and copies thereof shall be delivered to the Board, to the existing Plan Administrator, to the Trustee, and to all Plan Participants. The Trustee and all other service providers shall be entitled to rely fully on instructions received from the successor Plan Administrator and shall be indemnified to the fullest extent permitted by law for acting in accordance with the proper instructions of the successor Plan Administrator.

ARTICLE IX

TRUST FUND

9.1

Trust The Plan Sponsor may establish a Trust for the purpose of accumulating assets which may, but need not be used, by the Plan Sponsor to satisfy some or all of its financial obligations to provide benefits to Participants under this Plan. Any trust created under this Section 9.1 shall be domiciled in the United States of America, and no assets of the Plan shall be held or transferred outside the United States. All assets held in the Trust shall remain the exclusive property of the Plan Sponsor and shall be available to pay creditor claims of the Plan Sponsor in the event of insolvency, to the extent provided under any Trust established with respect to such Plan Sponsor. The assets held in Trust shall be administered in accordance with the terms of the separate Trust Agreement between the Trustee and the Plan Sponsor.

If elected by the Plan Sponsor in the Adoption Agreement, as soon as administratively feasible following the end of each Taxable Year (or as otherwise required by the Code), the Trustee shall transfer, on behalf of each Participant, from the Trust to the trust maintained in connection with the Plan Sponsor’s 401(k) plan, an amount equal to the lesser of (a) the maximum amount of pre-tax deferrals and, if applicable, matching contributions that the Participant could have made, or received, under the Plan Sponsor’s 401(k) Plan for that previous Taxable Year, within the limits imposed under the terms of the Plan Sponsor’s 401(k) Plan and the Code (including Code §§ 402(g), 401(k) and 401(m)), or (b) the amount of Compensation Deferrals the Participant actually deferred and, if applicable, Matching Credits the Participant actually received, under the terms of this Plan for that Taxable Year; provided however, the Trustee shall not transfer in any amounts attributable to earnings, and the Trustee shall not transfer an amount of Compensation Deferrals that exceeds the limit with respect to elective deferrals under Code § 402(g) in effect for the Taxable Year for which such transfer occurs in accordance with Code § 409A.

9.2

Unfunded Plan In no event will the assets accumulated by the Plan Sponsor in the Trust be construed as creating a funded Plan under the applicable provisions of ERISA or the Code, or under the provisions of any other applicable statute or regulation. Any funds set aside by the Plan Sponsor in Trust shall be administered in accordance with the terms of the Trust.

9.3

Assignment and Alienation No Participant or Beneficiary of a deceased Participant shall have the right to anticipate, assign, transfer, sell, mortgage, pledge or hypothecate any benefit under this Plan. The Plan Administrator shall not recognize any attempt by a third party to attach, garnish or levy upon any benefit under the Plan except as may be required by law.

ARTICLE X

AMENDMENT AND PLAN TERMINATION

10.1

Amendment The Plan Sponsor identified in Section I of the Adoption Agreement shall have the right to amend this Plan without the consent of any Participant or Beneficiary hereunder, provided that no such amendment shall have the effect of reducing any of the vested benefits to which a Participant or Beneficiary has accrued a right as of the effective date of the amendment. Notwithstanding the foregoing, the Plan Sponsor identified in Section I of the Adoption Agreement shall have the right to amend this Plan in any manner whatsoever without the consent of any Participant or Beneficiary to comply with the requirements of Code §409A and any binding guidance thereunder to avoid adverse tax consequences even if such amendment has the affect of reducing a vested benefit or existing right of a Participant or Beneficiary hereunder.

10.2

Plan Termination The Plan Sponsor identified in Section I of the Adoption Agreement may terminate or discontinue the Plan in whole or in part at any time. No further Discretionary Credits or Matching Credits shall be made following Plan Termination, and no further Compensation Deferrals shall be permitted after the Taxable Year in which the Plan Termination occurs, except that the Plan Sponsor shall be responsible to pay any benefit attributable to vested amounts credited to the Participant’s Account as of the effective date of termination (following any adjustments to such Accounts in accordance with Article III hereof). If the Plan is terminated in accordance with this Section 10.2, the Plan Administrator shall make distribution of the Participant’s vested benefit upon the occurrence of a Distributable Event with respect to a Participant. A

Participant’s vested benefit shall be adjusted to reflect Investment Credits and Debits for all Valuation Dates between Plan Termination and the occurrence of a Participant’s Distributable Event.

10.3	Plan Termination Following a Change in Control Event If, as elected by the Plan Sponsor in the Adoption Agreement:

(a)	a Change in Control Event constitutes a Plan Termination; or

(b)	within the 30 days preceding or the 12 months following a Change in Control Event, the Plan Sponsor takes irrevocable action to terminate the Plan,

the Plan will be terminated and liquidated with respect to the Participants of each corporation that experienced the Change in Control Event. The Plan will be terminated under this Section 10.3 only if all other arrangements sponsored by the Plan Sponsor experiencing the Change in Control Event that would be aggregated with the Plan as a single plan under Code § 409A are also terminated, so all participants under such aggregated arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within 12 months after the date the Plan Sponsor takes all necessary action to terminate the Plan and the other arrangements. For purposes of this Section 10.3, when the Change of Control Event results from an asset purchase transaction, the applicable Plan Sponsor with the discretion to terminate the Plan and the other arrangements is the Plan Sponsor that is primarily liable immediately after the transaction for the payment of deferred compensation. Upon a Plan Termination Following a Change in Control Event, no further Compensation Deferrals or Employer Discretionary Credits or Employer Matching Credits shall be made, and the Plan Administrator shall be responsible to pay any benefit attributable to vested amounts credited to the Participant’s Account as soon as practicable following date on which the Plan Sponsor irrevocably takes all necessary action to terminate the Plan (following any final adjustments to such Accounts in accordance with Article III hereof), but not later than 12 months following such date.

10.4

Plan Termination Following a Corporate Dissolution The Plan Sponsor in its discretion may terminate and liquidate the Plan and make the payments provided below within 12 months after a Corporate Dissolution provided that the value of the Participants’ vested benefits is included in the Participants’ gross incomes in the latest of the following years (or, if earlier, the year in which the amount is actually or constructively received):

(a) the calendar year in which the Plan Termination occurs;

(b) the first calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or

(c) the first calendar year in which the payment is administratively practicable.

Upon a Plan Termination Following a Corporate Dissolution, no further Compensation Deferrals or Employer Discretionary Credits or Employer Matching Credits shall be made, and the Plan Administrator shall be responsible to pay any benefit attributable to vested amounts credited to the Participant’s Account as of the effective date of termination (following any final adjustments to such Accounts in accordance with Article III hereof).

10.5	Plan Termination in Connection with Termination of Certain Similar Arrangements The Plan Sponsor in its discretion may terminate the Plan and make the distribution provided below provided that

(a)	the termination does not occur proximate to a downturn in the financial health of the Plan Sponsor and its Affiliates;

(b)

the Plan Sponsor terminates all other arrangements that would be aggregated with the Plan as a single plan under Code § 409A if the same Participant had deferrals of compensation under all of the other arrangements;

(c)

no payments in liquidation of the Plan are made within 12 months after the date the Plan Sponsor takes all necessary action to irrevocably terminate the Plan, other than payments that would be payable under the terms of the Plan if action to terminate the Plan had not occurred;

(d)	all payments are made within 24 months after the date the Plan Sponsor takes all necessary action to irrevocably terminate the Plan; and

(e)	neither the Plan Sponsor nor any Affiliate adopts a new plan that would be aggregated with any terminated plan or arrangement under the definition of what constitutes a plan for purposes of Code §409A if the same Participant participated in both arrangements, at any time within 3 years following the date the Plan Sponsor takes all necessary action to irrevocably terminate the Plan.

Upon a Plan Termination in Connection with the Termination of Certain Similar Arrangements, no further Employer Discretionary Credits or Employer Matching Credits shall be made, and no further Compensation Deferrals shall be made after the Taxable Year in which the Plan Termination in Connection with the Termination of Certain Similar Arrangements occurs. The Plan Administrator shall be responsible to pay any benefit attributable to vested amounts credited to the Participant’s Account as soon as practicable after distributions are permissible under Code § 409A (following any final adjustments to such Accounts in accordance with Article III hereof).

10.6

Effect of Payment The full payment of the balance of a Participant’s vested Account under the provisions of the Plan shall completely discharge all obligations to a Participant and his designated Beneficiaries under this Plan and each of the Participant’s Compensation Deferral Agreements shall terminate.

ARTICLE XI

MISCELLANEOUS

11.1

Total Agreement This Plan document and the executed Adoption Agreement, Compensation Deferral Agreement, Beneficiary designation and other administration forms shall constitute the total agreement or contract between the Plan Sponsor and the Participant regarding the Plan. No oral statement regarding the Plan may be relied upon by a Participant or Beneficiary. The Plan Sponsor or Plan Administrator shall have the right to establish such procedures as are necessary for the administration or operation of the Plan or Trust, and such procedures shall also be considered a part of the Plan unless clearly contrary to the express provisions thereof.

11.2

Employment Rights Neither the establishment of this Plan nor any modification thereof, nor the creation of any Trust or Account, nor the payment of any benefits, shall be construed as giving a Participant or other person a right to employment with the Plan Sponsor or any Affiliate or any other legal or equitable right against the Plan Sponsor of any Affiliate except as provided in the Plan. In no event shall the terms of employment of any Eligible Individual be modified or in any way be affected by the Plan.

11.3

Non-Assignability None of the benefits, payments, proceeds or claims of any Participant or Beneficiary shall be subject to attachment or garnishment or other legal process by any creditor of such Participant or Beneficiary, nor shall any Participant or Beneficiary have the right to alienate, commute, pledge, encumber or assign any of the benefits or payments or proceeds which he or she may expect to receive, contingently or otherwise under the Plan.

11.4

Binding Agreement Any action with respect to the Plan taken by the Plan Administrator or the Plan Sponsor or the Trustee or any action authorized by or taken at the direction of the Plan Administrator, the Plan Sponsor or other authorized party shall be conclusive upon all Participants and Beneficiaries entitled to benefits under the Plan.

11.5

Receipt and Release Any payment to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Plan Sponsor, the Plan Administrator and the Trustee under the Plan, and the Plan Administrator may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect. If any Participant or Beneficiary is determined by the Plan Administrator to be incompetent by reason of physical or mental disability (including not being the age of majority) to give a valid receipt and release, the Plan Administrator may cause payment or payments becoming due to such person to be made to a legal guardian, trustee, or other proper representative of the Participant or Beneficiary without responsibility on the part of the Plan Administrator, the Plan Sponsor or the Trustee to follow the application of such funds.

11.6

Furnishing Information A Participant or Beneficiary will cooperate with the Plan Administrator or any representative thereof by furnishing any and all information requested by the Plan Administrator and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Plan Administrator may deemnecessary.

11.7

Compliance with Code § 409A Notwithstanding any provision of the Plan to the contrary, all provisions of the Plan will be interpreted and applied to comply with the requirements of Code §409A and any regulations and applicable binding guidance so as to avoid adverse tax consequences. No provision of the Plan, however, is intended or shall be interpreted to create any right with respect to the tax treatment of the amounts paid or payable hereunder, and neither the Plan Sponsor nor any Affiliate shall under any circumstances have any liability to a Participant or Beneficiary for any taxes, penalties or interest due on amounts paid or payable under the Plan, including taxes, penalties or interest imposed under Code § 409A.

11.8

Insurance The Plan Sponsors, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as they may choose. The Plan Sponsors or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Plan Sponsor shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to which the Plan Sponsor have applied for insurance.

11.9

Governing Law Construction, validity and administration of this Plan shall be governed by applicable Federal law and applicable state law in which the principal office of the Plan Sponsor is located, without regard to the conflict of law provisions of such state law. If any provision shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

11.10	Headings and Subheadings Headings and subheadings in this Plan are inserted for convenience only and are not to be considered in the interpretation of the provisions hereof.

PYRAMAX BANK, FSB

NON-QUALIFIED DEFERRED COMPENSATION PLAN

Amendment One

WHEREAS, PyraMax Bank, FSB (the “Bank”) maintains the PyraMax Bank, FSB Non-Qualified Deferred Compensation Plan (the “Plan”), originally effective as of January 1, 2012, and restated effective as of January 1, 2016; and

WHEREAS, pursuant to Section 10.1 of Article X of the Plan, the Bank has the right to amend the Plan; and

WHEREAS, the Board of Directors of the Bank (the Board”) now desires to offer a one-time election for Participants to convert all or part of the Participant’s Accounts to 1895 Bancorp of Wisconsin, Inc. common stock under the Plan in connection with the Bank’s conversion to the mutual holding company structure and related stock offering;

NOW, THEREFORE, the Board hereby amends the Plan in the following respects effective immediately:

1. Section 1 of the Plan is hereby amended by adding the following definitions:

“1.50 Company shall mean 1895 Bancorp of Wisconsin, Inc.

“1.51 Company Stock shall mean the common stock of the Company.

“1.52 Offering The offering of the sale of Company Stock made to the public in connection with the conversion of the Plan Sponsor to the mutual holding company structure.

“1.53 One-Time Election Form The form used by a Participate to elect to convert all or part of the Participant’s account to Company Stock under Section 3.1(b) of the Plan.”

2. The first paragraph of Section 3.1 shall be designated as 3.1(a) and the following shall be designated as new Section 3.1(b):

“(b)

Each Participant may make a one-time irrevocable election to convert all or part of the Participant’s Account to Company Stock subject to any limits established by the Plan Sponsor’s investment policy attributable to the Plan. The election under this Section 3.1(b) shall be made on the One-Time Election Form during the Offering.

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“In connection with the inclusion of Company Stock, the Plan Sponsor shall establish procedures to ensure that no Participant who is deemed an “insider” under the laws and regulations of the Securities Exchange Commission shall transact in such Company Stock during any black-out period established by the Plan Sponsor. The Plan Sponsor shall also establish rules and procedures to permit Participants to provide voting directions with respect to any Company Stock allocated to such Participants’ Accounts.

“Any dividends paid on shares of Company Stock held in Participants’ Accounts shall be immediately reinvested in additional shares of Company Stock.”

3. The following subsection 6.2(d) shall be added to the end of Section 6.2:

“(d)

Notwithstanding any other provision to the contrary in the Plan or the Adoption Agreement, all amounts invested in Company Stock shall be distributed to the Participant or Beneficiary in Company Stock.”

[Signature Page to Follow]

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IN WITNESS WHEREOF, this Amendment One has been executed by the duly authorized officer of the Bank as of the date set forth below.

PYRAMAX BANK, FSB

September 27, 2018	By:	/s/ Monica Baker
Date

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PYRAMAX BANK, FSB

NON-QUALIFIED DEFERRED COMPENSATION PLAN

Amendment Two

WHEREAS, PyraMax Bank, FSB (the “Bank”) maintains the PyraMax Bank, FSB Non-Qualified Deferred Compensation Plan (the “Plan”), originally effective as of January 1, 2012, and restated effective as of January 1, 2016 and further amended September 27, 2018; and

WHEREAS, pursuant to Section 10.1 of Article X of the Plan, the Bank has the right to amend the Plan; and

WHEREAS, the Board of Directors of the Bank (the Board”) now desires to offer a one-time election for Participants to convert all or part of the Participants’ Accounts to common stock of new 1895 Bancorp of Wisconsin, Inc., a Maryland corporation (“New 1895 Bancorp”) in connection with the second-step conversion of the 1895 Bancorp or Wisconsin, MHC (the “MHC”) to a fully converted stock holding company as New 1895 Bancorp; and

WHEREAS, the conversion will be accomplished through a series of mergers whereby the MHC will merge into its majority owned subsidiary, 1895 Bancorp of Wisconsin, Inc., a federal mid-tier stock holding company (“Old 1895 Bancorp”), following which Old 1895 Bancorp will merge into New 1895 Bancorp, its wholly owned subsidiary, and New 1895 Bancorp will offer its common stock to, among other persons, depositors of the Bank and to members of the Bank’s community, including to executives and directors who can purchase shares through the Plan.

NOW, THEREFORE, the Board hereby amends the Plan in the following respects effective following approval of the Plan of Conversion and Reorganization of 1895 Bancorp of Wisconsin, MHC:

1. Section 1 of the Plan is hereby amended by adding the following definitions:

“1.50

Company shall mean1895 Bancorp of Wisconsin, Inc., a federal mid-tier holding company (“Old 1895 Bancorp”). Effective, as the context requires, in relation to the Offering and thereafter, the term Company shall mean new 1895 Bancorp of Wisconsin, Inc., a Maryland corporation (“New 1895 Bancorp”).

“1.51

Company Stock shall mean the common stock of the Company. Prior to consummation of the Offering, Company Stock shall generally mean the common stock of Old 1895 Bancorp and in relation to the Offering of New 1895 Bancorp and thereafter shall mean the common stock of New 1895 Bancorp, as the context requires.

“1.52

Offering The offering of the sale of Company Stock made to the public in connection with the conversion of the Plan Sponsor to the mutual holding company structure. Effective following the adoption of the Plan of Conversion, the term “Offering” shall thereafter refer to the sale of Company Stock of New 1895 Bancorp to Bank’s depositors and the public in connection with the conversion of 1895 Bancorp of Wisconsin, MHC, to a fully converted Maryland corporation as New 1895 Bancorp.

“1.53

One-Time Election Form The form used by a Participate to elect to convert all or part of the Participant’s account to Company Stock under Section 3.1(b) of the Plan” (other than amounts previously invested in Company Stock during the one-time election that was previously made available pursuant to the Plan’s amendment dated September 27, 2018).

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“1.54	Plan of Conversion shall mean the Plan of Conversion and Reorganization of 1895 Bancorp of Wisconsin, Inc.

[Signature Page to Follow]

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IN WITNESS WHEREOF, this Amendment Two has been executed by the duly authorized officer of the Bank as of the date set forth below.

PYRAMAX BANK, FSB

February 26, 2021	By:	/s/ Monica Baker
Date

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